Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Third Quarter Results
•	Record 3rd Quarter Revenues
•	Operating Income up 33.2%
•	Third Quarter Earnings $0.93 per diluted share

Rye, New York, November 7, 2014 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported its 2014 third quarter results including revenues of $110.9 million, net income of $23.7 million and earnings of $0.93 per diluted share.  On a comparable basis, revenues were $96.4 million, net income was $33.1 million, and earnings were $1.29 per diluted share in the third quarter of 2013. Other income, primarily investment income, accounted for a $12.9 million reduction in net income, or $0.51 per share, on a quarter to quarter basis.
Assets Under Management ("AUM") were $46.9 billion at September 30, 2014, up 7.9% from $43.5 billion at September 30, 2013.

Financial Highlights	Q3	Q3		YTD	YTD
($'s in 000's except AUM and per share data)	2014	2013	%D	2014	2013		%D

AUM - end of period (in millions)	$46,947	$43,507	7.9%	$46,947	$43,507		7.9%
AUM - average (in millions)	48,399	42,620	13.6	47,840	40,478		18.2

Revenues	110,858	96,377	15.0	323,631	274,848		17.7

Operating income before management fee (a)	47,342	38,357	23.4	131,250	109,694		19.7
Operating margin before management fee	42.7%	39.8%		40.6%	39.9%

Operating income	43,586	32,728	33.2	117,622	95,239		23.5
Operating margin	39.3%	34.0%		36.3%	34.7%

Other income/(expense), net	(9,989)	17,991		5,025	34,991

Income before income taxes	33,597	50,719	(33.8)	122,647	130,230		(5.8)
Effective tax rate	38.8%	34.5%		36.5%	35.7%

Net income	23,665	33,098	(28.5)	80,569	83,536		(3.6)

Operating income per share (a)	$1.03	$0.88	17.0	$2.94	$2.48		18.5
Other income/(expense) per share (a)	(0.10)	0.41		0.21	0.77
Net income per share	$0.93	$1.29	(27.9)	$3.15	$3.25	(b)	(3.1)

Shares outstanding at September 30	25,879	26,017		25,879	26,017

(a) See GAAP to non-GAAP reconciliation on page 9.
(b) After a $0.11 per fully diluted share charge in the first quarter 2013 for our shareholder-designated charitable contribution program.

For the first nine months of 2014, the Company generated revenues of $323.6 million, net income of $80.6 million and earnings of $3.15 per diluted share, a decrease of 3.1% from earnings of $3.25 per diluted share in the first nine months of 2013.

Assets Under Management

				% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
	2014	2014	2013	2014	2013
Equities:
Open-end Funds	$17,458	$18,508	$15,581	(5.7%)	12.0%
Closed-end Funds	6,963	7,224	6,721	(3.6)	3.6
Institutional & PWM - direct	16,223	16,941	15,026	(4.2)	8.0
Institutional & PWM - sub-advisory	3,525	3,883	3,503	(9.2)	0.6
Investment Partnerships	899	897	805	0.2	11.7
SICAV (a)	121	94	94	28.7	28.7
Total Equities	45,189	47,547	41,730	(5.0)	8.3
Fixed Income:
Money-Market Fund	1,698	1,766	1,714	(3.9)	(0.9)
Institutional & PWM	60	64	63	(6.3)	(4.8)
Total Fixed Income	1,758	1,830	1,777	(3.9)	(1.1)
Total Assets Under Management	$46,947	$49,377	$43,507	(4.9)	7.9

Total firm AUM were $46.9 billion at September 30, 2014.  Average AUM were $48.4 billion, an increase of 13.6% from $42.6 billion in the comparable 2013 quarter and $48.1 billion in the second quarter 2014.  Our third quarter 2014 decline was mostly due to market depreciation of $2.2 billion, net outflows of $36 million and open- and closed-end fund net distributions of $145 million.  (Details of our quarter and year to date fund flows are found in tables I and II on page 6)

Revenues

-	Total revenues for the third quarter of 2014 were $110.9 million, up 15.0% from $96.4 million in the prior year.

-
Investment advisory and incentive fees were $92.6 million in the third quarter of 2014, an increase of $12.2 million or 15.1% from the comparable 2013 quarter.  Revenues are generally driven by growth in average AUM in our open- and closed-end funds and higher billable assets in our institutional and private wealth management accounts.  There were $0.1 million of incentive fees earned during the 2014 quarter versus $0.5 million in the third quarter of 2013.

-	Distribution fees from our open-end funds and other income were $15.7 million for the third quarter 2014, an increase of $2.2 million, or 16.1%, from the prior year quarter of $13.5 million.

-	Our institutional research services revenues were $2.5 million in the third quarter 2014 versus $2.4 million in the prior year period.

Operating Income – Third Quarter

Operating income, which is net of management fee expense, increased 33.2% or $10.9 million to $43.6 million in the third quarter of 2014 versus $32.7 million in the prior year period.  The operating margin rose to 39.3% in the third quarter of 2014 versus 34.0% in the comparable prior year period.  The lower management fee, which was impacted by lower non-operating income, partially offset by higher stock compensation costs in the current quarter, contributed to the higher operating margin.  The Company issued restricted stock awards during the second half of 2013 resulting in a $1.0 million increase in stock compensation costs in the 2014 quarter versus the prior year quarter.  Incentive management fee expense, which is entirely variable, is based on pre-tax income and is impacted by changes in both operating and non-operating income.

Operating income before management fee was $47.3 million in the third quarter 2014 versus $38.4 million in the third quarter 2013.  Operating margin before management fee rose to 42.7% versus 39.8% in the third quarter of 2013 due to increased leverage of our fixed costs as a result of higher revenues.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company's operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other income (expense)

We recognized other expenses of $10.0 million in the 2014 quarter versus income of $18.0 million in the third quarter of 2013.  Losses, due to lower market valuations from firm investments were $9.1 million in the 2014 quarter versus gains of $19.3 million in the third quarter of 2013.  Dividend and interest income remained the same quarter over quarter at $1.1 million.  The purchase of a portion of our zero coupon debentures over the last twelve months lowered interest expense to $2.0 million in the 2014 third quarter versus $2.2 million in the prior year quarter.

Income Taxes

The third quarter 2014 effective tax rate ("ETR") was 38.8% compared to 34.5% in the 2013 quarter.  Excluding net income (loss) attributable to noncontrolling interests the ETR was 35.5% and 34.6% for the third quarters of 2014 and 2013, respectively.

Business and Investment Highlights

-	Standard & Poor's Ratings Services issued a report on September 8, 2014 reaffirming its investment grade rating on GAMCO.

-
In July 2014, The Gabelli Healthcare & WellnessRx Trust (NYSE: GRX) and the Gabelli Multimedia Trust (NYSE: GGT) completed rights offerings raising $44 million and $54 million, respectively, of new equity.  Both offerings were heavily over-subscribed.

-	In September 2014, the Gabelli Healthcare & WellnessRx Trust (NYSE: GRX) completed an offering of 1.4 million shares of 5.875% Series B Cumulative Preferred Shares totaling $35 million.

-	Gabelli Funds, LLC launched the RBI Unit Investment Trust, sponsored by First Trust, focusing on Roads, Bridges and Infrastructure.

-
Six of G.research's analysts were recognized by StarMine as one of the top three stock pickers within their categories in Thomson Reuters StarMine 2014 Awards of Excellence.  Rosemarie Morbelli, CFA was named the top rated stock picker in the chemicals category.

-	In September 2014, Gabelli & Company hosted its 20th Annual Aircraft Supplier Conference featuring presentations by senior management of several leading aerospace and defense companies.

-
Gabelli Securities, Inc., our 94% owned subsidiary, announced that Salvatore F. Sodano joined its board of directors as Vice Chairman.  Mr. Sodano, Chairman & CEO of Worldwide Capital Advisory Partners, was formerly Chairman & CEO of the American Stock Exchange and Vice Chairman of the NASD.

Balance Sheet

We ended the quarter with cash and investments of $760.0 million, net payables of $96.6 million, debt of $111.9 million ($113.1 million face value) and equity attributable to GAMCO shareholders of $508.5 million.  We have $400 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest, as well as fund shareholder compensation including, share repurchases and dividends.

Shareholder Compensation

During the quarter ended September 30, 2014, we returned $8.9 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 94,942 shares at an average price of $77.67 per share through our stock buyback program, for a total investment of $7.4 million. We returned $1.5 million through cash dividends.  Since our IPO, in February 1999, we have returned $863.7 million to shareholders.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

B.
Operating income before management fee expense per share and other income/(expense), net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The negative swings in other income/(expense), net of $0.51 and $0.56 per fully diluted share for the quarter and year to date, respectively, are derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income/(expense), net per share to net income per fully diluted share, is provided below.

	3rd Quarter		YTD September
	2013	2014	2013	2014
Operating income before management fee	$38,357	$47,342	$109,694	$131,250
Management fee expense	(3,836)	(4,755)	(10,956)	(13,125)
Tax expense	(11,921)	(16,536)	(35,205)	(43,144)
Noncontrolling interest expense	5	66	201	236
Operating income (after management fee and taxes)	22,605	26,117	63,734	75,217
Per fully diluted share	$0.88	$1.03	$2.48	$2.94

Other income/(expense), net	$17,991	$(9,989)	$34,991	$5,025
Management fee (expense)/benefit	(1,793)	999	(3,499)	(503)
Tax (expense)/benefit	(5,594)	3,491	(11,229)	(1,652)
Noncontrolling interest (expense)/benefit	(111)	3,047	(461)	2,482
Other income, net (after management fee and taxes)	$10,493	$(2,452)	$19,802	$5,352
Per fully diluted share	$0.41	$(0.10)	$0.77	$0.21

Net income per fully diluted share	$1.29	$0.93	$3.25	$3.15
Diluted weighted average shares outstanding	25,700	25,517	25,717	25,595

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 3rd Quarter 2014
				Fund
		Market		distributions,
	June 30,	appreciation/	Net cash	net of	September 30,
	2014	(depreciation)	flows	reinvestments	2014
Equities:
Open-end Funds	$18,508	$(839)	$(175)	$(36)	$17,458
Closed-end Funds	7,224	(326)	174	(109)	6,963
Institutional & PWM - direct	16,941	(772)	54	-	16,223
Institutional & PWM - sub-advisory	3,883	(296)	(62)	-	3,525
Investment Partnerships	897	(12)	14	-	899
SICAV (a)	94	(4)	31	-	121
Total Equities	47,547	(2,249)	36	(145)	45,189
Fixed Income:
Money-Market Fund	1,766	-	(68)	-	1,698
Institutional & PWM	64	-	(4)	-	60
Total Fixed Income	1,830	-	(72)	-	1,758
Total Assets Under Management	$49,377	$(2,249)	$(36)	$(145)	$46,947

(a) Includes $77 million and $70 million of proprietary seed capital at June 30, 2014 and September 30, 2014, respectively.

Table II: Fund Flows - Nine Months ended September 30, 2014
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	September 30,
	2013	(depreciation)	flows	reinvestments	2014
Equities:
Open-end Funds	$17,078	$158	$320	$(98)	$17,458
Closed-end Funds	6,945	180	178	(340)	6,963
Institutional & PWM - direct	16,486	157	(420)	-	16,223
Institutional & PWM - sub-advisory	3,797	(112)	(160)	-	3,525
Investment Partnerships	811	12	76	-	899
SICAV (a)	96	(2)	27	-	121
Total Equities	45,213	393	21	(438)	45,189
Fixed Income:
Money-Market Fund	1,735	-	(37)	-	1,698
Institutional & PWM	62	-	(2)	-	60
Total Fixed Income	1,797	-	(39)	-	1,758
Total Assets Under Management	$47,010	$393	$(18)	$(438)	$46,947

(a) Includes $94 million and $70 million of proprietary seed capital at December 31, 2013 and September 30, 2014, respectively.

Table III

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended September 30,
			% Inc.
	2014	2013	(Dec.)

Revenues:
Investment advisory and incentive fees	$92,591	$80,438	15.1%
Distribution fees and other income	15,727	13,545	16.1
Institutional research services	2,540	2,394	6.1
Total revenues	110,858	96,377	15.0

Expenses:
Compensation	43,316	39,803	8.8
Distribution	15,101	12,769	18.3
Other operating	5,099	5,448	(6.4)
Total expenses	63,516	58,020	9.5

Operating income before management fee	47,342	38,357	23.4

Investment income	(8,002)	20,468
Interest expense	(1,987)	(2,164)
Shareholder-designated contribution	-	(313)
Other income/(expense), net	(9,989)	17,991

Income before management fee and income taxes	37,353	56,348	(33.7)
Management fee expense	3,756	5,629
Income before income taxes	33,597	50,719	(33.8)
Income tax expense	13,045	17,515
Net income	20,552	33,204	(38.1)
Net income/(loss) attributable to noncontrolling interests	(3,113)	106
Net income attributable to GAMCO Investors, Inc.	$23,665	$33,098	(28.5)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.94	$1.29	(27.1)

Diluted	$0.93	$1.29	(27.9)

Weighted average shares outstanding:
Basic	25,296	25,625	(1.3)

Diluted	25,517	25,700	(0.7)

Actual shares outstanding (a)	25,879	26,017	(0.5%)

Notes:
(a) Includes 639,750 and 427,700 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 9.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
			% Inc.
	2014	2013	(Dec.)

Revenues:
Investment advisory and incentive fees	$270,544	$230,488	17.4%
Distribution fees and other income	46,367	37,420	23.9
Institutional research services	6,720	6,940	(3.2)
Total revenues	323,631	274,848	17.7

Expenses:
Compensation	131,258	113,214	15.9
Distribution	44,087	35,650	23.7
Other operating	17,036	16,290	4.6
Total expenses	192,381	165,154	16.5

Operating income before management fee	131,250	109,694	19.7

Investment income	11,159	48,752
Interest expense	(6,000)	(8,448)
Shareholder-designated contribution	(134)	(5,313)
Other income/(expense), net	5,025	34,991

Income before management fee and income taxes	136,275	144,685	(5.8)
Management fee expense	13,628	14,455
Income before income taxes	122,647	130,230	(5.8)
Income tax expense	44,796	46,434
Net income	77,851	83,796	(7.1)
Net income/(loss) attributable to noncontrolling interests	(2,718)	260
Net income attributable to GAMCO Investors, Inc.	$80,569	$83,536	(3.6)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$3.17	$3.25	(2.5)

Diluted	$3.17	$3.25	(3.1)

Weighted average shares outstanding:
Basic	25,385	25,682	(1.2)

Diluted	25,595	25,717	(0.5)

Actual shares outstanding (a)	25,879	26,017	(0.5%)

Notes:
(a) Includes 639,750 and 427,700 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 9.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2013					2014
	1st	2nd	3rd	4th		1st	2nd	3rd
	Quarter	Quarter	Quarter	Quarter	Full Year	Quarter	Quarter	Quarter
Income Statement Data:

Revenues	$86,181	$92,290	$96,377	$122,714	$397,562	$104,477	$108,296	$110,858

Expenses	51,474	55,660	58,020	71,167	236,321	63,250	65,615	63,516

Operating income before
management fee	34,707	36,630	38,357	51,547	161,241	41,227	42,681	47,342

Investment income/(loss)	13,636	14,648	20,468	13,524	62,276	8,085	11,076	(8,002)
Interest expense	(3,488)	(2,796)	(2,164)	(2,063)	(10,551)	(1,992)	(2,021)	(1,987)
Shareholder-designated contribution	(5,000)	-	(313)	(5,313)	(10,626)	-	(134)	-
Other income/(expense), net	5,148	11,852	17,991	6,148	41,139	6,093	8,921	(9,989)

Income before management
fee and income taxes	39,855	48,482	56,348	57,695	202,380	47,320	51,602	37,353
Management fee expense	3,980	4,846	5,629	4,374	18,829	4,728	5,144	3,756
Income before income taxes	35,875	43,636	50,719	53,321	183,551	42,592	46,458	33,597
Income tax expense	13,195	15,724	17,515	19,752	66,186	14,616	17,135	13,045
Net income	22,680	27,912	33,204	33,569	117,365	27,976	29,323	20,552
Net income/(loss) attributable
to noncontrolling interests	135	19	106	252	512	22	373	(3,113)
Net income attributable to
GAMCO Investors, Inc.	$22,545	$27,893	$33,098	$33,317	$116,853	$27,954	$28,950	$23,665

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.88	$1.09	$1.29	$1.30	$4.56	$1.10	$1.14	$0.94

Diluted	$0.88	$1.09	$1.29	$1.29	$4.54	$1.09	$1.13	$0.93

Weighted average shares outstanding:
Basic	25,742	25,679	25,625	25,567	25,653	25,481	25,381	25,296

Diluted	25,758	25,689	25,700	25,733	25,712	25,684	25,586	25,517
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$34,707	$36,630	$38,357	$51,547	$161,241	$41,227	$42,681	$47,342
Deduct: management fee expense	3,980	4,846	5,629	4,374	18,829	4,728	5,144	3,756
Operating income	$30,727	$31,784	$32,728	$47,173	$142,412	$36,499	$37,537	$43,586

Operating margin before
management fee	40.3%	39.7%	39.8%	42.0%	40.6%	39.5%	39.4%	42.7%
Operating margin after
management fee	35.7%	34.4%	34.0%	38.4%	35.8%	34.9%	34.7%	39.3%

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2014	2013	2013

ASSETS

Cash and cash equivalents	$358,421	$210,451	$245,411
Investments (a)	401,584	371,262	379,184
Receivable from brokers	79,885	49,461	43,854
Other receivables	40,569	60,390	38,975
Income tax receivable	2,433	445	433
Other assets	15,868	17,476	26,765

Total assets	$898,760	$709,485	$734,622

LIABILITIES AND EQUITY

Payable to brokers	$46,790	$10,765	$14,675
Income taxes payable and deferred tax liabilities	27,412	39,846	28,726
Compensation payable	93,535	34,663	86,174
Securities sold short, not yet purchased	14,180	6,178	7,725
Accrued expenses and other liabilities	37,583	39,189	35,564
Sub-total	219,500	130,641	172,864

5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	11,941	11,911	17,347
Total debt	111,941	111,911	117,347
Total liabilities	331,441	242,552	290,211

Redeemable noncontrolling interests	56,086	6,751	5,765

GAMCO Investors, Inc.'s stockholders' equity	508,494	457,331	435,857
Noncontrolling interests	2,739	2,851	2,789
Total equity	511,233	460,182	438,646

Total liabilities and equity	$898,760	$709,485	$734,622

(a) Includes investments in sponsored registered investment companies of $39.5 million, $44.0 million and $43.7 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $13.1 million, $13.8 million and $20.5 million, respectively.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.